FOR RELEASE 3:00 P.M. CENTRAL Thursday, July 28, 2011 Contact: Lance Berry (901) 867-4607
Wright Medical Group, Inc. Reports Results for Second
Quarter Ended June 30, 2011
US Knee Sales Grow Above Market Rates Driven By EVOLUTIONTM Knee System;
Company Delivers Double-Digit Year-over-Year Adjusted Earnings Per Share Growth and Reiterates 2011 Guidance
ARLINGTON, TN — July 28, 2011 — Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market, today reported financial results for its second quarter ended June 30, 2011.
Net sales totaled $132.5 million during the second quarter ended June 30, 2011, representing a 4% increase over net sales of $127.7 million during the second quarter of 2010. Excluding the impact of foreign currency, net sales were flat in the second quarter of 2011, as compared to the same period last year.
Net income for the second quarter of 2011 totaled $6.1 million or $0.16 per diluted share, compared to net income of $4.8 million or $0.13 per diluted share in the second quarter of 2010.
Net income for the second quarter of 2011 included the after-tax effects of approximately $2.4 million of expenses associated with the Company’s deferred prosecution agreement (DPA) and $1.6 million of non-cash stock-based compensation expense. Net income for the second quarter of 2010 included the after-tax effects of approximately $4.1 million of non-cash stock-based compensation expense, $606,000 of expenses related to U.S. governmental inquiries, and $461,000 of restructuring charges.
Second quarter net income, as adjusted, increased to $9.0 million in 2011 from $8.3 million in 2010. Diluted earnings per share, as adjusted, increased 10% to $0.23 in the second quarter of 2011 from $0.21 in the second quarter of 2010. A reconciliation of U.S. GAAP to “as adjusted” results is included in the attached financial tables.
David D. Stevens, Interim Chief Executive Officer commented, “We continue to deliver double-digit year-over-year adjusted earnings per share growth as we execute on our strategic plan. Wright Medical remains committed to the highest standards of ethical conduct at every level of the business and having a robust compliance program.”
Mr. Stevens continued, “During the second quarter we continued to launch new products for the foot and ankle market including FUSIONFLEX Demineralized Moldable Scaffold and our INBONE® II Total Ankle Replacement System, the only ankle replacement on the market in the United States that offers multiple implant options with different articular geometry, and we are pleased with the interest expressed by both existing and prospective customers. We are delivering results that are in line with our expectations. Our outlook remains positive and we are confident that we will achieve results in line with our previously announced 2011 guidance.”

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Outlook
The Company is reiterating its previously announced 2011 net sales outlook of $517 million to $535 million, representing sales that are in a range that is relatively flat to 3% growth as compared to 2010. This range includes the previously announced license agreement with KCI that is expected to have a negative impact on the Company’s 2011 revenue growth rate of approximately 1% to 2%. Excluding this negative impact, Wright Medical expects to achieve annualized revenue growth of approximately 1% to 5%. The Company is also reiterating its 2011 as-adjusted earnings per share outlook to a target range for the full year 2011 of $0.89 to $0.97 per diluted share, which was previously communicated on May 5, 2011. The Company’s current outlook for adjusted earnings per share represents annualized growth expectations of -1% to 8%.
The Company’s earnings target excludes the transaction costs and non-cash deferred financing fees associated with the Convertible Notes tendered, possible future acquisitions, other material future business developments, non-cash stock-based compensation expense, and costs associated with the Company’s DPA (including the associated independent monitor).
While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.19 per diluted share for the full year 2011. Therefore, the Company anticipates full year 2011 as-adjusted earnings per share including stock-based compensation to be in the range of $0.70 to $0.78 per diluted share, which represents relatively flat earnings to growth of 11%.
The Company’s anticipated ranges for net sales, adjusted earnings per share, and non-cash stock-based compensation charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Update on Status of Investigation
As previously announced on May 5, 2011, the Company received a letter from the United States Attorney’s Office for the District of New Jersey (USAO) pursuant to Paragraph 50 of the Deferred Prosecution Agreement (DPA) stating that the USAO believes that the Company has knowingly and willfully breached material provisions of the DPA. As permitted under the terms of the DPA, the Company made a presentation to the USAO within three weeks of receipt of the letter. Since that presentation, there have been further communications, as well as confidential discussions with the USAO and the Office of the Inspector General of the United States Department of Health and Human Services (OIG) regarding the potential resolution of certain issues relating to the DPA and the Company’s Corporate Integrity Agreement (CIA) with the OIG. There can be no assurances about whether there will be consensual resolution, the terms or timing.
Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 866-713-8307 (domestic) or 617-597-5307 (international). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate — Investor Information” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 6:30 p.m. (Central Time) today and continuing until August 4, 2011. To hear this replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 90077199. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate — Investor Information — Audio Archives” section of the Company’s website located at www.wmt.com.
The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or

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otherwise available in the “Corporate — Investor Information — Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as costs related to the U.S. governmental inquiries and the DPA, restructuring charges, transaction costs and non-cash deferred financing fees associated with the Convertible Notes tendered and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements, including statements regarding potential actions by the USAO, independent monitor, OIG and other agencies or their potential impact, and statements about financial results for the quarter ended June 30, 2011, reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, and our subsequently filed quarterly reports, under the heading “Risk Factors” and elsewhere), and the impact of our settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States, including our compliance with the DPA through September 2011 (which could be extended) and the CIA through September 2015. Our failure to comply with the DPA or the CIA could expose us to significant liability including, but not limited to, extension of the term of the DPA, exclusion from federal healthcare program participation, including Medicaid and Medicare, which would have a material adverse effect on our financial condition, results of operations and cash flows, potential prosecution, including under the previously-filed criminal complaint, civil and criminal fines and penalties, and additional litigation cost and expense. A breach of the DPA or the CIA could result in an event of default under the Senior Credit Facility, which in turn could result in an event of default under the Indenture.
Additional risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include the possibility of litigation brought by shareholders, including private securities litigation and shareholder derivative suits, which if initiated, could divert management’s attention, harm our business and/or reputation and result in significant liabilities; demand for and market acceptance of our new and existing products; future actions of governmental authorities and other third parties; tax measures; business development and growth opportunities; product quality or patient safety issues; products liability claims; enforcement of our intellectual property rights; the geographic and product mix impact on our sales; retention of sales representatives and independent distributors; inventory reductions or fluctuations in

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buying patterns by wholesalers or distributors; ability to realize the anticipated benefits of restructuring initiatives; and impact of the commercial and credit environment on us and our customers and suppliers.
Wright Medical Group, Inc. is a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market. The Company specializes in the design, manufacture and marketing of devices and biologic products for extremity, hip and knee repair and reconstruction. The Company has been in business for more than 60 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

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Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Net sales	$132,505	$127,734	$267,891	$258,978
Cost of sales	41,504	39,934	80,272	80,075

Gross profit	91,001	87,800	187,619	178,903

Operating expenses:
Selling, general and administrative	70,821	67,774	145,646	144,212
Research and development	7,807	9,784	17,014	19,619
Amortization of intangible assets	677	634	1,367	1,283
Restructuring charges	—	461	—	1,005

Total operating expenses	79,305	78,653	164,027	166,119

Operating income	11,696	9,147	23,592	12,784
Interest expense, net	1,475	1,510	3,310	3,018
Other expense (income), net	257	(175)	4,716	(43)

Income before income taxes	9,964	7,812	15,566	9,809
Provision for income taxes	3,817	2,965	5,827	5,487

Net income	$6,147	$4,847	$9,739	$4,322

Net income per share, basic	$0.16	$0.13	$0.26	$0.11

Net income per share, diluted	$0.16	$0.13	$0.25	$0.11

Weighted-average number of common shares outstanding, basic	38,240	37,764	38,137	37,652

Weighted-average number of common shares outstanding, diluted	39,261	37,960	38,347	37,884

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
	2011	2010	change	2011	2010	change
Geographic
Domestic	$75,354	$76,484	(1.5%)	$153,296	$154,209	(0.6%)
International	57,151	51,250	11.5%	114,595	104,769	9.4%

Total net sales	$132,505	$127,734	3.7%	$267,891	$258,978	3.4%

Product Line
Hip products	$45,544	$44,177	3.1%	$91,441	$90,462	1.1%
Knee products	33,392	31,775	5.1%	66,225	64,193	3.2%
Extremity products	32,753	29,509	11.0%	67,026	59,613	12.4%
Biologics products	17,929	19,838	(9.6%)	37,236	39,630	(6.0%)
Other	2,887	2,435	18.6%	5,963	5,080	17.4%

Total net sales	$132,505	$127,734	3.7%	$267,891	$258,978	3.4%

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Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Second Quarter 2011 Sales Growth
	Domestic	Int’l	Int’l	Total	Total
	As	Constant	As	Constant	As
	Reported	Currency	Reported	Currency	Reported
Hips	(13%)	4%	15%	(3%)	3%
Knees	7%	(3%)	3%	2%	5%
Extremities	8%	10%	22%	9%	11%
Biologics	(11%)	(9%)	(3%)	(11%)	(10%)
Total	(1%)	2%	12%	0%	4%

	Sales as a % of Total Sales
	Three Months Ended			Six Months Ended
	June 30, 2011			June 30, 2011
	Domestic	International	Total	Domestic	International	Total
Hips	12%	22%	34%	12%	22%	34%
Knees	13%	12%	25%	13%	11%	25%
Extremities	20%	5%	25%	20%	5%	25%
Biologics	11%	2%	14%	11%	2%	14%
Total	57%	43%	100%	57%	43%	100%
Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011		June 30, 2011
	International	Total	International	Total
	Net Sales	Net Sales	Net Sales	Net Sales
Net sales, as reported	$57,151	$132,505	$114,595	$267,891
Currency impact as compared to prior period	(4,824)	(4,824)	(6,566)	(6,566)

Net sales, excluding the impact of foreign currency	$52,327	$127,681	$108,029	$261,325

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data—unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Operating Income

Operating income, as reported	$11,696	$9,147	$23,592	$12,784
Reconciling items impacting Gross Profit:
Non-cash, stock-based compensation	360	326	707	666

Total	360	326	707	666

Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	1,300	3,172	3,368	5,439
U.S. governmental inquiries/DPA related	2,385	606	4,567	8,677

Total	3,685	3,778	7,935	14,116

Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	(53)	610	392	1,008

Other Reconciling Items:
Restructuring charges	—	461	—	1,005

Operating income, as adjusted	$15,688	$14,322	$32,626	$29,579

Operating income, as adjusted, as a percentage of net sales	11.8%	11.2%	12.2%	11.4%

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Net Income

Income before taxes, as reported	$9,964	$7,812	$15,566	$9,809
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	1,607	4,108	4,467	7,113
Restructuring charges	—	461	—	1,005
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	4,099	—
U.S. governmental inquiries/DPA related	2,385	606	4,567	8,677

Income before taxes, as adjusted	13,956	12,987	28,699	26,604

Provision for income taxes, as reported	3,817	2,965	5,827	5,487
Non-cash, stock-based compensation	219	1,314	1,066	2,150
Restructuring charges	—	180	—	391
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	1,599	—
U.S. governmental inquiries/DPA related	930	236	1,782	1,816

Provision for income taxes, as adjusted	4,966	4,695	10,274	9,844

Effective tax rate, as adjusted	35.6%	36.2%	35.8%	37.0%

Net income, as adjusted	$8,990	$8,292	$18,425	$16,760

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Three Months Ended
	June 30, 2011		June 30, 2010
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$6,147	$8,990	$4,847	$8,292
Interest expense on convertible notes	137	137	N/A	935

Diluted net income	$6,284	$9,127	$4,847	$9,227

Basic shares	38,240	38,240	37,764	37,764
Dilutive effect of stock options and restricted shares	130	130	196	196
Dilutive effect of convertible notes	891	891	N/A	6,126

Diluted shares	39,261	39,261	37,960	44,086

Net income per share, diluted	$0.16	$0.23	$0.13	$0.21

	Six Months Ended		Six Months Ended
	June 30, 2011		June 30, 2010
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$9,739	$18,425	$4,322	$16,760
Interest expense on convertible notes	N/A	929	N/A	1,870

Diluted net income	$9,739	$19,354	$4,322	$18,630

Basic shares	38,137	38,137	37,652	37,652
Dilutive effect of stock options and restricted shares	210	210	232	232
Dilutive effect of convertible notes	N/A	2,927	N/A	6,126

Diluted shares	38,347	41,274	37,884	44,010

Net income per share, diluted	$0.25	$0.47	$0.11	$0.42

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Net Income per Diluted Share
Net income, as reported, per diluted share	$0.16	$0.13	$0.25	$0.11
Interest expense on convertible notes	N/A	0.02	0.02	0.04
Dilutive effect of convertible notes	N/A	(0.02)	(0.02)	(0.02)
Non-cash, stock-based compensation	0.04	0.06	0.08	0.11
Restructuring charges	—	0.01	—	0.01
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	0.06	—
U.S. governmental inquiries/DPA related	0.04	0.01	0.07	0.16

Net income, as adjusted, per diluted share	$0.23	$0.21	$0.47	$0.42

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Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	June 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$159,427	$153,261
Marketable securities	14,997	19,152
Accounts receivable, net	107,125	105,336
Inventories	171,544	166,339
Prepaid expenses and other current assets	51,307	53,502

Total current assets	504,400	497,590

Property, plant and equipment, net	164,709	158,247
Goodwill and intangible assets, net	70,273	70,673
Marketable securities	10,838	17,193
Other assets	10,649	11,536

Total assets	$760,869	$755,239

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,173	$15,862
Accrued expenses and other current liabilities	55,314	54,409
Current portion of long-term obligations	8,627	1,033

Total current liabilities	82,114	71,304

Long-term obligations	171,104	201,766
Other liabilities	18,662	11,197

Total liabilities	271,880	284,267

Stockholders’ equity	488,989	470,972

Total liabilities and stockholders’ equity	$760,869	$755,239